UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

October 13, 2017
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant's telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 8.01 Other Events
On October 13, 2017, John Wiley & Sons, Inc. issued a press release announcing the hiring of Ella Balagula as EVP of the Company's Publishing segment.  The information in this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

ITEM 9.01:       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.  Description

       99.1           Press release dated October 13, 2017

Media Contact:    Investor Contact:
Tom Griffin        Brian Campbell
+441865476213    201.748.6874
tgriffin@wiley.com    brian.campbell@wiley.com

Wiley Announces Ella Balagula as New EVP of Publishing Business

Hoboken, New Jersey – October 13, 2017 – John Wiley and Sons, Inc. (NYSE: JW-A and JW-B), a global research and learning company, today announced that Ella Balagula has been named Wiley's new Executive Vice President of Wiley's Publishing segment.

Prior to joining Wiley, Ms. Balagula was Senior Vice President and General Manager of Engineering Solutions at Elsevier, one of the world's largest providers of scientific, medical, and technology information, where she was responsible for commercial go-to-market, product management, software development and content acquisition and production in the engineering and academic segments. Ms. Balagula also served as CEO of Knovel – a decision-support solution under Elsevier that enables corporate engineers and engineering students to confidently answer technical questions, drawing upon trusted data from more than 130 providers through a cloud-based platform with powerful search and interactive analytical tools.

"Ella Balagula is precisely the kind of world-class change leader we need to optimize our unique and valuable publishing assets – including our STM, professional, and education book content, brands, franchise authors, customers and partnerships," said Matthew Kissner, Interim CEO and Chairman.  "Time and again, Ella has proven herself in the development of successful new business models, redesign of product platforms, transformation of product development mindsets and procedures, buildout of innovative partnerships, and the realization of meaningful revenue and profitability growth."

Prior to Elsevier, where she also served as Senior Vice President, Engineering and Technology Markets and Vice President, Strategy and Business Development, Corporate Markets, Ms. Balagula was a Principal for A.T. Kearney in their Pharma and Healthcare Division, where she led teams that managed large strategic and operational projects for global Fortune 500 clients.  Such projects included corporate growth strategy, channel optimization, and organizational design.  Prior to A.T. Kearney, she worked for Citibank and Towers Perrin.  She holds an MBA from MIT Sloan School of Management and an MS in Mathematics from Odessa National University in the Ukraine.

"Wiley is one of the largest, most respected, and most enduring publishers in the world, and I am honored by the opportunity," said Ms. Balagula. "I am coming to an organization with an exceptional foundation - terrific assets, strong partnerships, and talented employees.  I look forward to working with the team to build on that foundation and create something truly special."

About Wiley
Wiley is a global research and learning company. Through the Research segment, the Company provides scientific, technical, medical, and scholarly journals, as well as related content and services, for academic, corporate, and government libraries, learned societies, and individual researchers and other professionals. The Publishing segment provides scientific (STM), professional development, and education books and related content, as well as test preparation services and course workflow tools, to libraries, corporations, students, professionals, and researchers.  In Solutions, Wiley provides online program management services for higher education institutions, and learning, development, and assessment services for businesses and professionals

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Matthew S. Kissner
Matthew S. Kissner
Interim Chief Executive Officer and
Chairman of the Board

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: October 13, 2017